                                                                      EXHIBIT 21



                       AIRWAYS CORPORATION AND SUBSIDIARY

                          SUBSIDIARY OF THE REGISTRANT


The only operating subsidiary of Airways Corporation, a Delaware corporation, is listed below and is included in the consolidated financial statements:



                                                                STATE IN WHICH
LEGAL NAME OF SUBSIDIARY                                         INCORPORATED
------------------------                                         ------------
AirTran Airways, Inc.                                              Delaware
